Q2 2019 EARNINGS CALL AUGUST 1, 2019

INTRODUCTORY COMMENTS This information is as of the date indicated and, to our knowledge, was timely and accurate when presented. We are under no obligation to update or remove outdated information other than as required by applicable law or regulation. 2

HEADLINES 1. Productive Quarter Anchored by Strong Investment Spending Volume 3

HEADLINES 1. Productive Quarter Anchored by Strong Investment Spending Volume 2. Enhanced Portfolio Credit Profile 4

HEADLINES 1. Productive Quarter Anchored by Strong Investment Spending Volume 2. Enhanced Portfolio Credit Profile 3. Experiential Assets Continue to Perform 5

HEADLINES 1. Productive Quarter Anchored by Strong Investment Spending Volume 2. Enhanced Portfolio Credit Profile 3. Experiential Assets Continue to Perform 4. Strengthened Balance Sheet Capacity 6

HEADLINES 1. Productive Quarter Anchored by Strong Investment Spending Volume 2. Enhanced Portfolio Credit Profile 3. Experiential Assets Continue to Perform 4. Strengthened Balance Sheet Capacity 5. Increasing Investment Spending Guidance 7

PORTFOLIO UPDATE 8

PORTFOLIO STATISTICS $7.3B+ TOTAL INVESTMENTS* 417 PROPERTIES IN SERVICE 99% OCCUPANCY $391.9M Q2 INVESTMENT SPENDING 1.86X RENT ** * See investor supplementals for the applicable periods for definitions and calculations of these non-GAAP COVERAGE measures // ** Coverage is weighted average for the segments. Theatres and Family Entertainment Centers data is TTM March 2019. Golf Entertainment Complexes and Other Recreation data is TTM March 2019. Ski 9 Area data is TTM April 2019 and Attractions data is TTM August 2018. Public Charter School data is TTM June 2018, Private School data is TTM June 2018 and Early Childhood Education data is TTM March 2019.

ENTERTAINMENT SEGMENT HIGHLIGHTS UPDATES • YTD 2019 Box Office revenue softer vs. record-breaking prior year* but expect full year to be flat or slightly up • Regal transaction demonstrates benefit of our deep industry $3.4B ** relationships INVESTED 195 PROPERTIES IN SERVICE 2 PROPERTIES UNDER DEVELOPMENT*** MEGAPLEX THEATRES 26 OPERATORS**** 1.76x RENT COVERAGE $311.6M FAMILY ENTERTAINMENT CENTERS ENTERTAINMENT RETAIL CENTERS Q2 INVESTMENT SPENDING * Source: Box Office Mojo // ** See investor supplementals for the applicable periods for definitions and calculations of these non-GAAP measures // *** Properties not yet in service // **** Does not include 10 operators at ERCs

RECREATION SEGMENT UPDATES HIGHLIGHTS • Tenant credit will be strengthened with Vail Resort’s announced purchase of Peak Resorts $2.4B * • The Kartrite Hotel & Indoor Waterpark opened and is building INVESTED awareness 83 PROPERTIES IN SERVICE 1 PROPERTY UNDER DEVELOPMENT** GOLF ENTERTAINMENT COMPLEXES ATTRACTIONS 20 OPERATORS 2.22x RENT COVERAGE $56.8M SKI AREAS OTHER RECREATION Q2 INVESTMENT SPENDING * See investor supplementals for the applicable periods for definitions and calculations of these non- GAAP measures // ** Properties not yet in service 11

EDUCATION SEGMENT UPDATES HIGHLIGHTS • Received $58 million in disposition proceeds CLA transition to Crème de la Crème going well, 7 completed and $1.3B • * remaining 14 anticipated over the next 6 months INVESTED 138 PROPERTIES IN SERVICE 4 PROPERTIES UNDER DEVELOPMENT** PUBLIC CHARTER SCHOOLS 57 OPERATORS 1.46x RENT COVERAGE PRIVATE SCHOOLS EARLY CHILDHOOD EDUCATION $23.5M Q2 INVESTMENT SPENDING * See investor supplementals for the applicable periods for definitions and calculations of these non- GAAP measures // ** Properties not yet in service 12

FINANCIAL REVIEW 13

FINANCIAL HIGHLIGHTS FINANCIAL PERFORMANCE Quarter ended June 30, (In millions except per-share data) 2019 2018 $ CHANGE % CHANGE Total Revenue $175.7 $202.9 ($27.2) (13%) Net Income - Common 60.6 85.5 (24.9) (29%) FFO – Common* 93.4 139.0 (45.6) (33%) FFO as adj. – Common* 105.2 141.8 (36.6) (26%) Net Income/share – Common 0.79 1.15 (0.36) (31%) FFO/share – Common* 1.22 1.84 (0.62) (34%) FFO/share - Common, as adj.* 1.36 1.87 (0.51) (27%) * See investor supplementals for the applicable periods for definitions and calculations of these non- GAAP measures 14

FINANCIAL HIGHLIGHTS KEY RATIOS * Quarter ended June 30, 2019 2018 Fixed charge coverage 3.2x 3.2x Debt service coverage 3.7x 3.7x Interest coverage 3.7x 3.7x Net debt to Adjusted EBITDA 5.8x 5.6x FFO as adjusted payout 83% 58% Note: Schlitterbahn mortgage notes totaling ~$190M were repaid in full on July 1, 2019 and proceeds received were used to reduce the outstanding balance on the Company's line of credit. * See investor supplementals for the applicable periods for definitions and calculations for these non-GAAP measures. Ratios exclude all termination and prepayment fees except FFO as adjusted payout percentage. 15

CAPITAL MARKETS & LIQUIDITY UPDATE 16

CAPITAL MARKETS UPDATE TOTAL DEBT IS $3.2B AT 6/30/19 • $3.0B is fixed rate or fixed through interest rate swaps, wtd. avg. = 4.6% • $240M outstanding on $1B revolver at 6/30/19; $6.9M unrestricted cash • Weighted average debt maturity of ~6 years; No debt maturities until 2022 SIGNIFICANT LOW COST EQUITY ISSUANCE • During the quarter, issued 2.0M common shares under our DSPP for net proceeds of $157.6M bringing the YTD total to 3.1M common shares for net proceeds of $236.6M. • No need for additional equity issuance over the remainder of the year to fund our current plan. 17

CONFIRMING 2019 GUIDANCE 2019 GUIDANCE FF0 AS ADJUSTED PER SHARE Revised Guidance $5.32 - $5.48 Prior Guidance $5.30 - $5.50 INVESTMENT SPENDING Revised Guidance $700M - $850M Prior Guidance $600M - $800M DISPOSITION PROCEEDS Guidance $300M - $400M 18

RECONCILIATION OF MIDPOINT OF FFOAA/SHARE* GUIDANCE FFO as adjusted per share (previous guidance midpoint) $5.40 Increased investment spending and favorable timing 0.05 Increased percentage rent and participating interest 0.03 Increase in size and timing of equity issuance (0.07) Increase in G&A (0.02) Other, net 0.01 Termination fees–education properties 0.01 Prepayment fees-education properties (0.01) Net change in termination and prepayment fees-education properties 0.00 FFO as adjusted per share (current guidance midpoint) $5.40 *See investor supplementals for the definition of this non-GAAP measure. 19

CLOSING COMMENTS 20

EPR Properties 909 Walnut Street, Suite 200 Kansas City, MO 64106 www.eprkc.com 816-472-1700 info@eprkc.com